Exhibit 10.3

July 27, 2004

Glenn J. Rufrano
1120 Avenue of the Americas
Suite 1200
New York, NY  10036

Dear Mr. Rufrano:

Reference is made to the Employment Agreement, dated as of February 23, 2000 (as amended by that certain side letter agreement dated as of May 13, 2004, the “Employment Agreement”), by and between you and us.  Capitalized terms used in this letter have the meanings assigned to them in the Employment Agreement.

Pursuant to the terms of the Employment Agreement, the term of the Employment Period continues through February 23, 2005, and thereafter, the Employment Period automatically extends for one additional year unless either party provides notice of nonrenewal by no later than August 9, 2004.  You and we hereby agree that, notwithstanding the terms of the Employment Agreement, such notice of nonrenewal need only be provided no later than October 9, 2004 with respect to the period ending February 23, 2005.

If the foregoing is consistent with your understanding, please indicate your agreement to the foregoing by signing below.

Sincerely,

NEW PLAN EXCEL REALTY TRUST, INC.

	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel and Secretary

ACCEPTED AND AGREED TO:

/s/ Glenn J. Rufrano
Glenn J. Rufrano
July 27, 2004